Exhibit 99.1

[LNR Partners, LLC Letterhead]

VIA EMAIL August 5, 2010

MECW, LLC

K-V Pharmaceutical

One Corporate Woods Drive

Bridgeton, MO 63044

Attention: Rob O’Neill, Sr. Director

Re: Loan (“Loan”) made to MECW, LLC (“Borrower”), evidenced by a note in the original principal amount of $ 43,000,000.00, dated 03/23/06 (“Note”), now held by U.S. Bank National Association as successor trustee to Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7 (“Lender”) and serviced by LNR Partners, Inc. (“Special Servicer”), and secured by a mortgage or deed of trust (“Mortgage”) of property known as , located at , (“Property”), and certain other documents (collectively, “Loan Documents”) / Loan No.: M991077168 / Reference No.: NT29506 / Borrower’s request for approval to a Waiver of Loan Document Provisions and Release of Guarantor (“Waivers”) (hereinafter referred to as the “Request”)

Dear Borrower:

Special Servicer, on behalf of Lender, has reviewed your above referenced Request. On behalf of the Lender, we hereby consent to the Waivers as described in the letter dated June 7, 2010 and amended in the enclosed letter dated July 29, 2010.

Approval of the Waivers are subject to the following conditions:

1.	KV will become current with its SEC filings effective with the submission of its SEC Form 10-Q for the quarter ending December 31, 2010, and become timely on a go- forward basis with the filing of its SEC Form 10-K for the fiscal year ending March 31, 2011

a.	Lender will agree to waive past late filings and those expected to occur before September 30, 2010

2.	Lender will agree to the suspension of a minimum net worth requirement of $250,000, as calculated under Section 3.11 of the Guaranty, until the financial quarter ending March 31, 2012 and Lender further consents that any non-cash impairment charges related to the Property and equipment and Borrower’s intangible assets that may be recorded in the quarter ending March 31, 2010 be allowed to be added back to determine net worth in satisfaction of the $250,000,000 threshold.

3.	Borrower is to pay LNR a consent fee of $25,000

4.	No further modification or waivers to the Loan Documents other than those described above

5.	Receipt of Legal retainer fees of $10,000 to document the change in Guarantor from Ethex to Nesher and to document the waivers.

Neither such approval nor any discussions by Lender or Special Servicer with Borrower or its representatives constitutes (a) a waiver by Lender or Special Servicer of any default by Borrower under the Loan Documents, (b) a waiver, modification, relinquishment or forbearance by Lender or Special Servicer of any right or remedy under the Loan Documents or under law, all of which are reserved by Lender and Special Servicer, (c) a modification of any of the Loan Documents, or (d) an agreement by Lender or Special Servicer to grant further approvals, or to take other action in addition or similar to the action specified herein or to continue discussions with Borrower.

Should you have any questions, please feel free to contact the undersigned at: (305) 6955367.

Very truly yours;

By:	/s/ Bjorn Borgenhard
Name:	Bjorn Borgenhard
Title:	Sr. Vice President Real Estate Finance and Servicing Group

cc:	Berkadia Commercial Mortgage, LLC
Loan Servicing/LNR Partners, Inc.

[KV Pharmaceutical Company Letterhead]

Date: July 29, 2010

To: Bjorn Borgenhard, Senior Vice President, LNR Partners, Inc.

Re: Modification to Requested Waivers Regarding Berkadia Loan No. 991077168

Dear Bjorn,

Thank you for your letter dated July 22, 2010, that outlines LNR Partner’s approval of temporary waivers for certain covenants contained in the above mentioned loan as requested by K-V on June 7, 2010. K-V’s senior management team has reviewed your letter, and respectfully requests that the following modifications be made to the “conditions for Waiver approval” section (specifically, the second paragraph of your letter), if they are agreeable to LNR Partners:

•

In regard to the first condition, K-V requests that the wording in the first sentence be replaced with the following: “KV will become current with its SEC filings effective with the submission of its SEC From 10-C), for the quarter ending December 31, 2010, and become timely on a go-forward basis with the filing of its SEC Form 10-K for the fiscal year ending March 31, 2011”. Sub-point ‘a’ of this condition will remain unchanged.

•

In regard to the second condition, K-V requests that the wording be replaced with the following: “Lender will agree to the suspension of a minimum net worth requirement, as calculated under Section 3.11 of the Guaranty, until the financial quarter ending March 31, 2012, at which time K-V believes it can meet the $250,000,000 threshold”.

•

Further, we request that any non-cash impairment charges related to our property and equipment and our intangible assets that might be recorded in the quarter ended March 31, 2010 be allowed to be added back to determine net worth in satisfaction of the $250,000,000 threshold.

We greatly appreciate your consideration of these modifications. Please contact me directly if you would like to discuss further.

Warm Regards,

/s/ Rob O’Neill

Rob O’Neill

Date: June 7, 2010

To: Joyce Robinette, Client Relations Manager, Berkadia Commercial Mortgage

From: Rob O’Neill, Sr. Director, FP&A, K-V Pharmaceutical Company

Re: Berkadia Loan No. 991077168

Dear Joyce,

Please accept this letter as a formal request by K-V to enter discussion with LNR, acting as Special Servicer for the loan referenced above, in order for K-V to receive waivers for certain covenants contained within said loan. The desired waivers are outlined below.

I.	Financial Statements

In regard to Section 10 of the Deed of Trust and Section 5.10 of the Guaranty, K-V requests a written waiver for current non-compliance with the following until August, 2010:

1.	The third and fourth sentences of Section 10 of the Deed of Trust, which requires MECW and KV to deliver audited balance sheets, statements of income and expenses and statements of cash flows.

2.	The sixth sentence of Section 10 of the Deed of Trust, which requires all financials that are delivered pursuant to such Section be certified.

3.	Section 5.10 of the Guaranty, which requires KV to deliver (a) Form 10-Ks within 75 days of the close of the fiscal year, (b) Form 10-Qs within 45 days of the close of each of the first three quarters of the fiscal year, and (c) copies of all IRS tax returns and filings.

K-V has filed its June 2009 Form 10-Q, and has made substantial progress in the preparation of its September 2009 Form 10-Q and December 2009 Form 10-Q. Currently, K-V believes that it can become current with its SEC filings by August, 2010, at which time the requested waiver can expire.

II.	Net Worth Covenant

In regard to Section 3.11 of the Guaranty, which requires the company to maintain net worth of at least $250,000,000.00 on a consolidated basis, K-V requests a waiver until March, 2013, at which time the company believes it can be in compliance with this covenant. As previously communicated to you, the company has experienced significant, unforeseen operating losses while it works to return to market certain products that it previously manufactured and marketed, but currently cannot manufacture or market under the terms of the consent decree entered into with the Food and Drug Administration on March 2, 2009 (also previously reported). K-V is working diligently to satisfy certain requirements designed to demonstrate compliance with the FDA’s current good manufacturing practice regulations, and hopes to return to market the products it manufactures by the end of the current calendar year.

IV.	Guarantors

As noted in our letter dated December 18, 2009, K-V had previously contemplated the sale of assets related to its non-core subsidiary, Particle Dynamics, Inc. (PDI). On June 3, K-V completed the sale of PDI’s assets to Edgewater Capital Partners. Therefore, K-V requests that PDI be removed as one of the guarantors of the mortgage.

Additionally, on February 25, 2010, the company announced that it had reached a plea agreement with the Department of Justice related to the failure of its ETHEX subsidiary to submit required “field alert reports” to the FDA in 2008 concerning two drugs, propafenone and dextroamphetamine sulfate. In light of the plea and likely exclusion of ETHEX from government programs, the company has determined to cease operations of ETHEX. K-V is in the process of establishing a new wholly-owned subsidiary, Nesher Pharmaceuticals that will operate as the sale and marketing company for its generic products. K-V requests that Nesher Pharmaceuticals replace ETHEX as a guarantor of the mortgage.

We greatly appreciate your help in getting this request into the Special Committee review process. Since we already have a working relationship established with Bjorn Borgenhard of LNR, we respectfully request that this document be sent to him through the Special Committee as soon as possible so that we can begin the necessary negotiations to bring this matter to an expeditious close. Please feel free to contact me if you would like to further discuss this request.

Warm Regards,

/s/ Rob O’Neill

Rob O’Neill